UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2007

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

2007 Management Bonus Plan

On April 25, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Zebra Technologies Corporation (the “Company”) approved (i) the 2007 Management Bonus Plan (the “2007 Plan”), and (ii) the 2007 target bonus awards for the Company’s named executive officers (“Named Officers”) under the 2007 Plan.

Bonus awards for the Named Officers under the 2007 Plan are based solely on a financial performance component, which consists of the achievement of certain financial performance goals of the Company and, if applicable, of the participant’s assigned business unit. These financial performance goals are expressed in terms of financial performance measures which are described in Exhibit A to the 2007 Plan (individually, a “Financial Performance Goal,” and collectively, the “Financial Performance Goals”). In cases where multiple Financial Performance Goals are used, such as when the target bonus award is tied to the performance of the Company and of a business unit, a relative weight is assigned to each of the Financial Performance Goals such that the total of all weights assigned to the multiple Financial Performance Goals for a Named Officer equals 100%.

Each Named Officer will be eligible to receive a portion of his target bonus award under the 2007 Plan upon the achievement of 86.7% of his Financial Performance Goal, 100% of his target bonus award upon the achievement of 100% of his Financial Performance Goal, and 200% of his target bonus award upon achievement of 106.6% of his Financial Performance Goal. Bonuses under the 2007 Plan will be interpolated on a straight line basis for achievement of performance levels between the applicable points of reference on the bonus scale described in Section 4.2 of the 2007 Plan. The maximum award payable to each Named Officer under the 2007 Plan is 200% of his target bonus award.

The Committee also approved the following target bonus percentages (expressed as a percentage of base earnings to be paid in 2007) for the Named Officers: for Edward L. Kaplan, whose annualized base salary commencing April 2, 2007 is $700,000, an 80% target; for Charles R. Whitchurch, whose annualized base salary commencing April 2, 2007 is $286,800, a 50% target; for Philip Gerskovich, whose annualized base salary commencing April 2, 2007 is $365,800, a 50% target; for Hugh Gagnier, whose annualized base salary commencing April 2, 2007 is $324,900, a 45% target; and for Veraje Anjargolian, whose annualized base salary commencing April 2, 2007 is $256,100, a 45% target. Mr. Kaplan’s, Mr. Whitchurch’s and Mr. Gerskovich’s target bonus percentages are based on consolidated income from operations of the Company. Mr. Gagnier’s and Mr. Anjargolian’s target bonus percentages are based on multiple Financial Performance Goals, with 25% of their respective target bonus percentages being tied to the consolidated income from operations of the Company and 75% of their respective target bonus percentage being tied to the direct operating profit of their assigned business unit. Mr. Gagnier’s assigned business unit is Specialty Printer Solutions; and Mr. Anjargolian’s assigned business unit is Card Printer Solutions.

The summary of the 2007 Plan contained herein is qualified in its entirety by reference to the 2007 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stock Option Grants to Named Officers

On April 25, 2007, the Committee also approved grants of non-qualified stock options to purchase shares of the Company’s Class A Common Stock under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”) to the Named Officers of the Company, as follows:

•	an option to purchase 8,000 shares to Charles R. Whitchurch, the Company’s Chief Financial Officer and Treasurer;

•	an option to purchase 9,334 shares to Hugh K. Gagnier, the Company’s Senior Vice President, Business Development and Operations, Specialty Printer Solutions;

•	an option to purchase 10,667 shares to Veraje Anjargolian, the Company’s Vice President and General Manager, Card Printer Solutions; and

•	an option to purchase 9,697 shares to Philip Gerskovich, the Company’s Senior Vice President, Corporate Development.

Each of the options was granted at an exercise price of $41.25, the fair market value of the Company’s Class A Common Stock on the date of grant, and becomes exercisable as follows: 25% on April 25, 2008, 25% on April 25, 2009, 25% on April 25, 2010, and 25% on April 25, 2011. The form of Non-Qualified Stock Option Agreement under the Company’s Plan is attached hereto as Exhibit 10.2 and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

Exhibit 10.1	2007 Management Bonus Plan

Exhibit 10.2	Form of Non-Qualified Stock Option Agreement under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 1, 2007	By:	/s/ Edward L. Kaplan
Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	2007 Management Bonus Plan

10.2	Form of Non-Qualified Stock Option Agreement under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan